EXHIBIT 32.1

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350

(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report on Form 10-Q of Beacon Roofing Supply, Inc. (the "Company") for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Paul M. Isabella, as President & Chief Executive Officer of the Company, and Joseph M. Nowicki, as Executive Vice President & Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 7, 2014	/s/ PAUL M. ISABELLA
Paul M. Isabella President & Chief Executive Officer

/s/ JOSEPH M. NOWICKI
Joseph M. Nowicki
Executive Vice President & Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to Beacon Roofing Supply, Inc. and will be retained by Beacon Roofing Supply, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.